EXHIBIT 23

[LETTERHEAD OF JEWETT, SCHWARTZ, & ASSOCIATES]]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in this Form 10-KSB/A of our report dated October 7, 2005 relating to the financial statements of Delek Resources, Inc.

Jewett, Schwartz, & Associates
CERTIFIED PUBLIC ACCOUNTANTS

Jewett, Schwartz, & Associates
Hollywood, FL
June 29, 2006